Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Investors Trust

We consent to the use of our report dated February 25, 2010, incorporated herein by reference, on the financial statements of ING Lord Abbett Growth and Income Portfolio and ING Pioneer Equity Income Portfolio, each a series of ING Investors Trust, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

October 25, 2010